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                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.3

                                  $100,000,000

                              STEEL DYNAMICS, INC.

                   4% Convertible Subordinated Notes Due 2012

                               PURCHASE AGREEMENT

December 17, 2002

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                                                               December 17, 2002

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
c/o Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036

Dear Sirs and Mesdames:

      Steel Dynamics, Inc., an Indiana corporation (the "COMPANY"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "INITIAL PURCHASERS") $100,000,000 principal amount of its 4% Convertible Subordinated Notes Due 2012 (the "FIRM SECURITIES") to be issued pursuant to the provisions of an Indenture dated as of December 23, 2002 (the "INDENTURE") between the Company and Fifth Third Bank, as Trustee (the "TRUSTEE"). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $25,000,000 principal amount of its 4% Convertible Subordinated Notes Due 2012 (the "ADDITIONAL SECURITIES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such 4% Convertible Subordinated Notes Due 2012 granted to the Initial Purchasers in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "SECURITIES". The Securities will be convertible into shares of the Company's common stock, par value $.01 (the "UNDERLYING SECURITIES").

      The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

      The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date (as defined in Section 4) between the Company and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

      In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company. As used herein, the term "MEMORANDUM" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the

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"COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the
"EXCHANGE ACT").

      Prior to the execution of this Agreement, the Company entered into that certain Second Amendment to the Credit Agreement dated as of December 16, 2002 (the "Second Amendment") which amends the $350.0 million Credit Agreement dated as of March 26, 2002, as amended, among the Company, the Lenders defined therein, JPMorgan Chase Bank, as administrative agent for the Lenders thereunder, General Electric Capital Corporation, as documentation agent and Morgan Stanley Senior Funding, Inc., as arranger and syndication agent, (the "Credit Agreement") in order to allow the Company to incur the indebtedness evidenced by the Securities.

      1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

            (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

            (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (c) Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; each subsidiary of the Company and the percentage of capital stock or equity units and voting stock or voting units of each such subsidiary


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      owned by the Company is set forth on Schedule II hereto and all of the issued shares of capital stock or equity units of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

            (d) This Agreement has been duly authorized, executed and delivered by the Company.

            (e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Memorandum.

            (f) The shares of common stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

            (g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

            (h) The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

            (i) The Indenture has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

            (j) The Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

            (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole (including, but not limited to, the Credit Agreement as amended by the Second Amendment) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any


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      subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

            (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

            (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities or to consummate the transactions contemplated by the Final Memorandum.

            (n) With the exception of the air permit for the Company's coil coating facility at its Butler mini-mill which is expected to be issued shortly and the air permit for the Company's Pittsboro mini-mill for which the Company has yet to make an application, each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Final Memorandum.

            (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have, with the exception of the air permit for the Company's coil coating facility at its Butler mini-mill which is


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      expected to be issued shortly and the air permit for the Company's
      Pittsboro mini-mill for which the Company has not yet made an application, received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
      (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (p) In the ordinary course of business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (q) The Company, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (r) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (s) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

            (t) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

            (u) The Securities conform in all material respects to the description thereof contained in the Final Memorandum under the heading "Description of Notes".


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            (v) Subsequent to the respective dates as of which information is given in the Final Memorandum, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Final Memorandum.

            (w) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries: and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Final Memorandum.

            (x) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unattended and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

            (y) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Final Memorandum, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

            (z) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe


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      that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Final Memorandum.

            (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth in
Schedule I hereto opposite its name at a purchase price of 97% of the principal amount thereof plus accrued interest, if any, to the Closing Date (the "PURCHASE PRICE").

      On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $25,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, to the date of payment and delivery. You may exercise this right on behalf of the Initial Purchasers, in whole or from time to time in part, by giving written notice of each election to exercise this option. The Initial Purchasers may exercise this option and purchase the Additional Securities during the 13-day period commencing with, and including, the initial issuance of the Firm Securities. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than ten business days after the date of such notice and provided that in no event shall such purchase date be later than the date 12 days following the initial issuance of the Firm Securities (the "Option Cut-off Date") and provided further that the Initial Purchasers shall sell or otherwise dispose of such Additional Securities on or before such date. Additional Securities may be purchased as provided in
Section 4 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. On each day, if any, that Additional Securities are to be purchased (an "OPTION CLOSING DATE"), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in


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Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.

      The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period ending 90 days after the date of the Final Memorandum,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the issuance and sale of the Securities offered by the Final Memorandum, (b) the issuance of shares of Common Stock upon conversion of the Securities, (c) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of the Final Memorandum of which the Initial Purchasers have been advised in writing, (d) the issuance by the Company of additional options under its existing stock option plans, provided that such options are not exercisable during such 90-day period and (e) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after completion of the Offering.

      The Company hereby agrees that, without the prior written consent of Morgan & Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement.)

      3. Terms of Offering. You have advised the Company that you will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

      4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on December 23, 2002, or at such other time on the same or such other date, not later than December 30, 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

      Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the Option Cut-off Date, as shall be designated in writing by you.


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      Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The certificates evidencing the Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

      5. Conditions to the Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

            (b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

            The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

            (c) The Initial Purchasers shall have received on the Closing Date an opinion of Barrett & McNagny LLP, counsel for the Company, dated the Closing Date, to the


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      effect set forth in Exhibit A. Such opinion shall be rendered to the
      Initial Purchasers at the request of the Company and shall so state therein.

            (d) The Initial Purchasers shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood LLP as New York counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein. The Initial Purchasers shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood LLP as special tax counsel for the Company, dated the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers to the effect that the Securities will be treated as contingent payment indebtedness for United States federal income tax purposes and the statements in the Offering Memorandum under the caption "Certain United States Federal Income Tax Considerations" insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize the United States federal tax laws referred to therein. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

            (e) The Initial Purchasers shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated the Closing Date, in form and substance satisfactory to you.

            (f) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            (g) The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between you and the officers and directors of the Company and certain shareholders of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

            (h) The Second Amendment to the Credit Agreement has been duly authorized, executed and delivered by the parties thereto and is in full force and effect.

            (i) The Securities shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

            (j) The Initial Purchasers shall have received such other documents and certificates as are reasonably requested by you or your counsel.


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      The several obligations of the Initial Purchasers to purchase Additional
Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Additional Securities to be sold on such Option Closing Date and other matters related to the execution and authentication of such Additional Securities.

      6. Covenants of the Company. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants with each Initial Purchaser as follows:

            (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

            (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

            (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

            (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

            (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all document production charges and expenses of counsel to the Initial Purchasers (but not including their fees for professional services) in connection with the preparation of this Agreement, (vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system,
      (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show, and
      (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

            (f) Neither the Company nor its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

            (g) Not to solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (h) While any of the Securities or the Underlying Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of the Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

            (i) To use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

            (j) During the period of two years after the Closing Date or any Option Closing Date, if later, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities or the Underlying Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

      7. Offering of Securities; Restrictions on Transfer. Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be QIBs that in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

      8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

      (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial

Purchasers in respect thereof, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

      (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Securities.

      9. Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or
(v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.

      10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If, on the Closing Date, or an Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

      If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

      11. Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Initial Purchasers, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: High Yield New Issues Group, facsimile number (212) 761-0587 and if sent to the Company, to Steel Dynamics, Inc., 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, attention: Tracy Shellabarger, facsimile number (219) 969-3555.

      12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement

                                          Very truly yours,

                                          STEEL DYNAMICS, INC.

                                          By: /s/ Tracy L. Shellabarger
                                             --------------------------
                                          Name: Tracy L. Shellabarger
                                          Title: Vice President, Chief Financial
                                                 Officer and Secretary

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.

By: Morgan Stanley & Co. Incorporated

By:  /s/ David P. Sun
     ------------------
     Name: David P. Sun
     Title: Executive Director

                                   SCHEDULE I

                               Initial Purchasers

                                                                    PRINCIPAL AMOUNT OF FIRM
                      INITIAL PURCHASERS                           SECURITIES TO BE PURCHASED
                      ------------------                           --------------------------
Morgan Stanley & Co. Incorporated.........................                $ 75,000,000
Goldman, Sachs & Co. .....................................                $ 25,000,000

Total:  ..................................................                $100,000,000

                                   SCHEDULE II

                                  Subsidiaries

                                                            PERCENT OF CAPITAL               PERCENT OF VOTING
                                                        STOCK/EQUITY UNITS OWNED BY     STOCK/VOTING UNITS OWNED BY
NAME                                                       STEEL DYNAMICS, INC.             STEEL DYNAMICS, INC.
----                                                    ---------------------------     ---------------------------
Iron Dynamics, Inc.                                                100%                             100%
New Millennium Building Systems, LLC                              46.5%                              50%
Omni Dynamic Aviation, LLC                                          50%                              50%
Paragon Steel Enterprises, LLC                                      50%                              50%
SDI Investment Company                                             100%                             100%
STLD Holdings, Inc.                                                100%                             100%
Ferrous Resources, LLC                                             100%                             100%
Dynamic Bar Products, LLC                                          100%                             100%

                                    EXHIBIT A



                       OPINION OF COUNSEL FOR THE COMPANY

      Attach draft opinion of the counsel for the Company to be delivered pursuant to Section 5(c) of the Purchase Agreement to the effect that:

      A. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      B. Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or as a limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock, and all membership units or interests, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

      C. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

      D. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Offering Memorandum.

      E. All shares of common stock of the Company and its subsidiaries outstanding on the [Closing Date] [Option Closing Date] have been duly authorized and are validly issued, fully paid and non-assessable.

      F. The Securities have been duly authorized, executed and delivered by the Company.

      G. The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

      H. The Indenture has been duly authorized, executed and delivered by the Company.

      I. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

      J. The Second Amendment to the Credit Agreement has been duly authorized, executed and delivered by the Company and is in full force and effect.

      K. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, (including, but not limited to, the Credit Agreement as amended by the Second Amendment) or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

      K. After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which such counsel believes are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities or to consummate the transactions contemplated by the Final Memorandum.

      L. After due inquiry, to the best of our knowledge, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have, with the exception of the air permit for the Company's coil coating facility at its Butler mini-mill which is expected to be issued shortly and the air permit for the Company's Pittsboro mini-mill for which the Company has not yet made an application, received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      M. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      N. The statements related to legal matters, documents or proceedings included in the Final Memorandum under the captions "Risk Factors--We may be required to transfer the acquired assets back to Qualitech, or we may be delayed in the construction and start-up of this mini-mill," "Risk Factors--Environmental regulation imposes substantial costs and limitations on our operations," "Description of Notes," "Description of Capital Stock," "Description of Certain Indebtedness," "Certain ERISA Considerations," "Private Placement," and "Transfer Restrictions," and in "Item 1 - Business--Environmental Matters," "Item 3 - Legal Proceedings," "Item 1 - Business--Risk Factors--Risks Related to Our Business--We face litigation risks in connection with our terminated Thailand advisory transaction," "Item 1 - Business--Risk Factors--Risks Related to Our Business--Environmental regulation imposes substantial costs and limitations on our operations" and "Item 13 - Certain Relationships and Related Transactions" of the Company's most recent annual report on Form 10-K and in "Item 1 - Legal Proceedings," of each quarterly report on Form 10-Q included or incorporated by reference in the Final Memorandum, in each case fairly summarize in all material respects such matters, documents or proceedings.

      O. Such counsel (i) is of the opinion that each document incorporated by reference in the Final Memorandum (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and (ii) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Final Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      P. Based upon the representations, warranties and agreements of the Company in the Purchase Agreement and of the Initial Purchasers in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with the Purchase Agreement to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security or Underlying Security.

      Q. With the exception of the air permit for the Company's coil coating facility at its Butler mini-mill which is expected to be issued shortly and the air permit for the Company's Pittsboro mini-mill for which the Company has not yet made an application, each of the Company and its subsidiaries has all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with, all federal, state and local governmental authorities, all self-regulatory organizations and all courts and tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company or any of its subsidiaries in violation of, or in default under, any federal, state or local law, regulation, rule, decree, order or judgment applicable to the Company or any of its subsidiaries the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in the Final Memorandum.

      With respect to paragraph O above, counsel may state that his or her opinion and belief are based upon his or her participation in the preparation of the Final Memorandum (and any amendments or supplements thereto), and review and discussion of the contents thereof and review of the documents incorporated by reference therein, but are without independent check or verification except with respect to paragraphs N.

                                    EXHIBIT B

                   OPINION OF NEW YORK COUNSEL FOR THE COMPANY

      Attach draft opinion of the New York counsel for the Company to be delivered pursuant to Section 5(d) of the Purchase Agreement to the effect that:

      A. Assuming the Securities have been duly authorized, executed and delivered by the parties thereto, the Securities, when authenticated in accordance with the provisions of the Indenture and delivered and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

      B. Assuming the Indenture has been duly authorized, executed and delivered by the parties thereto, the Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      C. Assuming the Registration Rights Agreement has been duly authorized, executed and delivered by the parties thereto, the Registration Rights Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law) and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited or unenforceable under applicable law.

                                    EXHIBIT C

                            [FORM OF LOCK-UP LETTER]

                                                               December __, 2002



Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Dear Sirs and Mesdames:

      The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into a Purchase Agreement (the "PURCHASE AGREEMENT") with Steel Dynamics, Inc., an Indiana corporation (the "COMPANY"), providing for the offering (the "OFFERING") by the several Initial Purchasers, including Morgan Stanley (the "INITIAL PURCHASERS"), of $100,000,000 principal amount of Convertible Subordinated Notes Due 2012 of the Company (the "SECURITIES"). The Securities will be convertible into shares of the Company's common stock, par value $.01 of the Company (the "COMMON STOCK").

      To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum relating to the Offering (the "FINAL MEMORANDUM"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the issuance and sale of the Securities offered by the Final Memorandum, (b) the issuance of shares of Common Stock upon conversion of the Securities, (c) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of the Final Memorandum of which the Initial Purchasers have been advised in writing, (d) the issuance by the Company of additional options under its existing stock option plans, provided that such options are not exercisable during such 90-day period and (e) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after completion of the Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan

Stanley on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Final Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's share of Common Stock except in compliance with the foregoing restrictions.

      The undersigned understands that the Company and the Initial Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

                                            Very truly yours,


                                            ------------------------------------
                                            (Name)

                                            ------------------------------------
                                            (Address)